EXHIBIT 4.72

                   AMENDMENT TO CONSULTING AGREEMENT BETWEEN
                  KGE MANAGEMENT LTD. AND IMA EXPLORATION INC.
                             DATED JANUARY 26, 2006

IMA EXPLORATION INC.



January 26, 2006

KGE Management Ltd.
1740 Orchard Way
West Vancouver, BC

Attention: Gerald Carlson

Dear Gerry:

Further to our discussions concerning the Consulting Agreement between KGE and IMA we propose that rather than renew this Agreement that IMA will compensate KGE at a day rate of $600 per day for any technical services you may provide at our request.

We will consider that the April 1, 2005 Agreement, which expired on September 30, 2005 and which has been continued on a month to month overholding until December 31, 2005, to be completed as of December 31, 2005.

This is not intended to change your individual status as a director of IMA or your appointment as Chairman of IMA's Board of Directors.





Yours truly,
IMA EXPLORATION INC.



Per:  /s/ ART LANG
    --------------------------------
Art Lang
CFO




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